                                CONTRACT OF SALE


THIS CONTRACT OF SALE is made and entered into as of the 25th day of February, 1998, by and between ATLANTIC INCOME PROPERTIES LIMITED PARTNERSHIP ("Seller") and EDENS & AVANT PROPERTIES LIMITED PARTNERSHIP ("Purchaser").

                                   ARTICLE I
                               PURCHASE AND SALE

     1.01. DEFINITIONS. As used herein the following terms shall have the following meanings:

               (a) Properties - The following shopping centers, each being more fully described on the attached EXHIBIT "A": Lincoln Center, Lincolnton, North Carolina; Sangaree Plaza, Summerville, South Carolina; and Southwest Plaza, Roanoke, Virginia. Each of the above shopping centers is a "Property".

               (b) Purchase Price - Fifteen Million Eight Hundred Fifty Thousand Dollars ($ 15,850,000.00). The Purchase Price shall be allocated as set forth on the attached EXHIBIT "B".

               (c) Earnest Money - One Hundred Thousand Dollars ($100,000.00) letter of credit as hereinafter described.

               (d)    Escrow Agent - First American Title Insurance Company.

               (e) Inspection Period - The period ending on March 10, 1998. The Inspection Period is subject to a thirty (30) day extension as hereinafter provided. If the Inspection Period ends on a Saturday, Sunday, or legal holiday it shall be extended until the end of the next following business day.

               (f)    Closing Date - March 10, 1998

                                   ARTICLE II
                               PURCHASE AND SALE

      2.01. Seller agrees to sell and Purchaser agrees to buy the Properties for the Purchase Price subject to the terms and conditions hereof.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

      3.01. Seller hereby represents and warrants to Purchaser except as set forth to the contrary herein or on any exhibit hereto, which representations and warranties shall be deemed made by Seller to Purchaser also as of the Closing Date and shall survive the Closing, as follows:

               (a) At the Closing, Seller will have and will convey to Purchaser good, indefeasible and marketable fee simple title to each Property, free and clear of all mortgages, liens, encumbrances, restrictions, rights-of-way, easements, judgments and other matters affecting title, except the following matters (hereafter called the "Permitted Exceptions"), provided they do not interfere with the use of the Property as a shopping center or the marketability of title: (i) zoning ordinances affecting the Property; (ii) general utility easements of record; (iii) subdivision restrictions of record;
(iv) current city, state and county ad valorem property and sanitary taxes not yet due and payable; and (v) leases, other easements, restrictions and encumbrances specified in this Contract or any exhibit hereto or approved by Purchaser pursuant to Section 4.01 hereof. Seller shall not take any action which will adversely affect title to the Properties.

               (b) EXHIBIT "C" (the "Lease Exhibit") attached hereto is a complete and correct list in all material respects of all leases, tenancies, licenses and other rights of occupancy or use for any portion of the Properties in effect on the date of this Contract (herein collectively referred to as the "Tenant Leases"). There are no other leases, tenancies, licenses or other rights of occupancy affecting the Properties as of the date of this Contract. Except as set forth in the Lease Exhibit, the rentals and other charges therein set forth are the actual rentals and other charges presently being collected by Seller or its agents, and none of the rents or other amounts payable hereunder have been or shall be assigned, pledged or encumbered other than to the holder of the mortgages as collateral security therefor, and no rents have been prepaid for more than one month in advance. Except as set forth in the Lease Exhibit, to the best of Seller's knowledge, all Tenant Leases are in full force and effect, and not in default. Except as set forth in the Lease Exhibit, no brokerage commission is due and unpaid in connection with any Tenant Lease or renewal thereof and all such commissions and fees, including those shown on the Lease Exhibit, shall be paid, cashed out and discharged in full by Seller at or prior to Closing. All documentary stamp tax required for the Tenant Leases has been paid, or, if not paid, Purchaser shall receive a credit for same at closing. Except for new leases described in the following paragraph and consented to by Purchaser, no tenant has been granted any rent-free occupancy or is entitled to any future rental concessions, credits or reimbursements. All decorating, installation, alteration or repair work which Seller may be obligated to perform for any tenant has been performed or will be performed prior to the Closing Date at the expense of Seller. Except for new leases described in the following paragraph and consented to by Purchaser, Seller has paid or will pay prior to the Closing Date the cost and expense of all tenant improvements and allowances required by the Tenant Leases.

     No new leases shall be entered into between now and the Closing without Purchaser's prior consent, which shall not be unreasonably withheld or delayed. All leases entered into by Seller between the date hereof and the Closing Date shall be deemed to be included in the term "Tenant Leases" as it hereinafter appears.

               (c) There are no maintenance, management or other contracts or agreements affecting the Properties except those which may be terminated on thirty (30) days' notice or less, and Seller shall disclose and provide copies of all contracts or agreements affecting the Properties to Purchaser during the Inspection Period. Between the date hereof and Closing, Seller shall not enter into any maintenance, management or other contracts which are not terminable on thirty (30) days' notice, and Seller shall disclose any such contract(s) to Purchaser.

               (d) The improvements on the Properties are to be conveyed in an "As Is" condition without warranty by Seller as to their condition, and Seller's responsibility in connection with the foregoing shall cease at Closing.

               (e) No tenant or other occupant under any of the Tenant Leases and no other person, firm, corporation or other entity has any right or option to acquire a Property or any portion thereof or to require expansion of any of the leased premises except as set forth in the Tenant Leases.

               (f) Seller has received no written notice that any zoning, building, environmental or other law, ordinance, code, order or regulation is or will be violated by the continued maintenance, operation or use as a shopping center of any buildings, improvements or structures presently erected on a Property or by the continued maintenance, operation or use of parking areas.

               (g) Subsequent to the execution of this Contract and until the Closing, Seller, at its sole cost and expense, at its sole but reasonable discretion will make all repairs and replacements, structural and nonstructural, ordinary and extraordinary, required with respect to any portion of a Property and will operate and maintain the Properties in the normal manner. Subject to Article VI, Seller shall deliver the Properties at Closing in substantially the same condition or better than existed at the end of the Inspection Period.

               (b) There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or materially affecting the Properties or any portion thereof or any of the Tenant Leases or relating to or arising out of the ownership or operation of the Properties, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

               (i) Prior to the Closing, Seller (i) will give to Purchaser, its attorneys, accountants, engineers and other representatives, during normal business hours and as often as may be reasonably requested, full access to any and all parts of the Properties and to all books, records, tenant leases and files in Seller's possession relating to the Properties, and (ii) will furnish to Purchaser all information in Seller's possession concerning the Properties which Purchaser, its attorneys, accountants, engineers or other representatives shall reasonably request.

               (j) There is no pending condemnation or similar proceeding or assessment affecting the Properties, or any part thereof, nor to the best knowledge and belief of Seller, is any such proceeding or assessment contemplated or threatened by any governmental authority.

               (k) The various items of Personal Property included with this sale, if any, are (or at Closing will be) owned by Seller free and clear of all liens.

               (1) Seller has received no written notice of any default or breach under any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Properties or any portion thereof which are to be performed or complied with by the owner of the Properties and which are material to this Contract.

               (m) To the best of Seller's knowledge, each Property has been fully assessed by taxing authorities as a completed project. To the best of Seller's knowledge, no portion of the Properties is affected by any special assessments, whether or not a lien thereon, and no such assessment has been proposed to Seller's knowledge. There is no proceeding pending for the reduction of the assessed valuation of any portion of the Properties, and no such proceeding will be instituted by Seller prior to the Closing without the prior written consent of Purchaser.

               (n) There is no agreement requiring Seller to make any contribution, in the form of dues or otherwise, to a merchants' or tenants' association or similar organization, or to any tenant, licensee or other occupancy of any portion of the Properties for advertising or promotion of the Properties.

               (o) Except to the extent disclosed in any environmental audit delivered by Seller to Purchaser or obtained by Purchaser, Seller has received no written notice from any governmental agency having jurisdiction and, to the best of Seller's knowledge, the Properties are free from the presence and/or harmful effects of any asbestos, toxic, or hazardous substances as defined by applicable federal, state, or local laws.

                                   ARTICLE IV
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     4.01. The obligation of Purchaser hereunder to purchase the Properties from Seller is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived in whole or in part by Purchaser at or prior to the Closing):

               (a) Purchaser, at Purchaser's sole cost and expense, shall cause title to be examined and a title company acceptable to Purchaser to issue and deliver to Purchaser a preliminary title report and commitment for an extended-coverage Owner's policy in the amount of the Purchase Price (the "Title Report") accompanied by copies of all recorded documents relating to liens, easements, rights-of-way, etc., affecting the Properties. Purchaser shall give Seller written notice before the later of the expiration of the Inspection Period or the Survey Date (as hereinafter defined) of any objections to Seller's title as disclosed therein, provided that failure to object to a lien shall not constitute a waiver of Seller's obligations to satisfy such lien. Seller shall have the obligation to remove any liens or encumbrances which are uncontested and may be removed solely by the payment of money. If there are liens or encumbrances which cannot be removed in accordance with the terms hereof, Purchaser shall have the option of terminating this Contract, in which event it shall thereupon become null and void for all purposes, and the Earnest Money shall be forthwith returned by Escrow Agent to Purchaser; otherwise, said condition shall be deemed to be acceptable, and any objection thereto shall be deemed to have been waived for all purposes. Seller shall not cause or permit an adverse change in the condition of title after the date hereof.

               (b) Seller, at its sole cost and expense, shall obtain a current ALTA as-built survey of each Property, prepared by a land surveyor licensed in the stab which the Property located. The survey shall comply with ALTA requirements and shall be staked on the ground, and the plat shall show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other water courses, fences, easements and rights-of-way on or adjacent to the Property, if any, and shall contain the surveyor's certification that there are no encroachments on the Property or onto adjacent lands from the Property and shall set forth the number of acres comprising the Property. The various parcels or tracts comprising the Property shall be contiguous. The plat shall contain a certificate of the surveyor that the Property is not in a flood hazard area, a flood zone, flood plain or a floodway, or shall locate same thereon.
All easements shall be located on the plat and referenced by recording data.

               Purchaser will have until the later of the expiration of the Inspection Period or five (5) business days following receipt of the survey (the "Survey Date") to review and approve same. If the survey discloses (i) any encroachments, (ii) any problems with access, ingress or egress, (iii) any variations in boundary lines, (iv) the non-contiguity of any parcels of land comprising the Property or (v) any easements, rights-of-way or other interests in the Property, which are other than the Permitted Exceptions and which adversely affects the Property, then Purchaser shall give Seller written notice of such fact no later than the Survey Date. Seller may, if it so chooses, promptly undertake to eliminate or modify all such unacceptable portions to the reasonable satisfaction of Purchaser. If Seller chooses not or is unable to do so within ten (10) days after receipt of written notice, Purchaser may terminate this Contract, and the Contract shall thereupon be null and void for all purposes, and the Earnest Money shall be forthwith returned by the Escrow Agent to Purchaser. Purchaser's failure to give Seller such written notice shall be deemed to be Purchaser's acceptance of the survey.

               (c) Seller shall deliver to Purchaser (and Purchaser's lender, if any) at least five (5) business days prior to Closing an estoppel letter ("Estoppel Letter") from (i) the "Major Tenants" set forth on the attached EXHIBIT "D", ALL in form reasonably satisfactory to Purchaser; and
(ii) all of the other Tenants (excluding Harris Teeter with respect to Southwest Plaza) (the "Other Tenants") substantially in the form set forth on the attached EXHIBIT "E" confirming the status of the applicable Lease and any amendments, the amount of rent at the last payment made, the amount of any security deposit, that there have been no prepayments of rent, that the Landlord is not in default under the Lease and the Tenant has no rights to set off, and such other matters as Purchaser may reasonably request. If Seller, through no fault of its own, is unable, after reasonable effort, to obtain the Estoppel Letters, Seller shall not be deemed to have breached this Contract, but Purchaser shall have the option of terminating this Contract and obtaining a refund of all Earnest Money as its sole remedy. Notwithstanding anything herein to the contrary, this condition shall be deemed satisfied if the Estoppel Letters are timely signed and delivered by at least ninety percent (90%) of the Other Tenants of each Property (based on square footage ratios of the applicable Property, excluding space occupied by the Major Tenants and excluding Harris Teeter with respect to Southwest Plaza) and if Seller certifies and warrants the correctness of the Estoppel Letters of the Other Tenants who failed to sign Estoppel Letters.

               (d) Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Contract to be performed, observed and complied with by it prior to or as of the Closing.

               (e) All of the representations and warranties of Seller set forth in this Contract and the matters set forth in the tenant estoppel letters shall be true, to the best of Seller's knowledge, at and as of the Closing in all material respects as though such representations and warranties and the statements contained in this Contract and said letters were made at and as of the Closing.

               (f) Seller shall not have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature or been adjudicated as bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, and no such petition shall have been filed against it.

               (g) All instruments and documents required on Seller's part to effectuate this Contract and the transactions contemplated herein shall be satisfactory in all reasonable respects to Purchaser and its attorneys.

               (h) Harris Teeter shall have terminated its Lease at Southwest Plaza.

                                   ARTICLE V
                                    CLOSING

     5.01. The consummation of the sale and purchase of the Property pursuant to this Contract (the "Closing") shall occur on (or, at Purchaser's option, before) the Closing Date. If the Closing Date falls on a Saturday, Sunday, or legal holiday it shall be extended to the next following business day. The Closing shall take place at the offices of Purchaser. At the Closing, Seller shall as to each Property:

               (a) Deliver to Purchaser a duly executed limited warranty deed, in recordable form, conveying good and marketable title in fee simple to the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments and restrictions except the Permitted Exceptions, any other exceptions accepted by Purchaser, and subject to the rights of tenants in possession as Tenants under the leases.

               (b)    Deliver to Purchaser the following:

                      (i) An assignment, duly executed and acknowledged by Seller, in recordable form, assigning to Purchaser all of Seller's right, title and interest in all Tenant Leases and the full amount of any unforfeited security deposits as of the Closing Date;

                      (ii) To the extent such exists in Seller's possession, any architectural drawings and renderings, building plans and specifications, and any and all municipal, county, state or local permits or licenses held by Seller in connection with the Property;

                      (iii)   The tenant estoppel letters (to be delivered five
(5) business days prior
to Closing);

                    (iv) An executed counterpart of each of the Tenant Leases (including all amendments thereto and modifications thereof) or if the original is unavailable, a certified true copy thereof;

                    (v) An assignment or assignments, duly executed and acknowledged by Seller, assigning to Purchaser any subsisting assignable guaranties and warranties issued in connection with the construction, improvement, alterations and repair of the Property, together with the original of each such guaranty and warranty to the extent in Seller's possession;

                    (vi) To the extent such exists in Seller's possession, copies of all pertinent records and files relating to the operation and maintenance of the Property;

                    (vii) Such affidavits or letters of indemnity as the title insurance company which is to insure the title to the Property shall reasonably require in order to issue, without extra charge, policies of title insurance free of any exceptions for unfiled mechanics', materialmen's or similar liens;

                    (viii) A certificate of Seller, dated the Closing Date, certifying, as of the Closing Date, the aggregate rents then payable under all of the Tenant Leases then in full force and effect and stating in detail the respects, if any, in which the information set forth in Lease Exhibit has changed or is incorrect as of the Closing Date;

                    (ix) Notices to tenants, in the form approved by Purchaser, duly executed by Seller and the managing agent of the Property, advising the tenants of the sale to Purchaser and any changes in management;

                    (x) An assignment of service contracts which Purchaser has agreed to accept, permits, licenses, and intangibles including, without limitation, Seller's right and interest in the name of the subject Shopping Center;

                    (xi) An instrument assigning to Purchaser all rights to funds, if any, then on deposit with any utility company;

                    (xii) A bill of sale transferring all personal property;

                    (xiii) A FIRPTA affidavit in a form reasonably satisfactory to Purchaser;

                    (xiv) Appropriate resolutions and other evidence reasonably required by Purchaser and the title company to evidence Seller's authority to execute and deliver the deed and other documents contemplated hereby;

                    (xv) A certification by Seller that all representations and warranties made by Seller in Article III of this Contract are true and correct in all material respects on the Closing

Date, except as may be approved by Purchaser and set forth in such certificate; provided, however, that Purchaser's right to bring any claim against Seller as a result of such representations and warranties will expire one (1) year after the Closing; and

                      (xvi) All other documents reasonably necessary to effectuate the transaction.

               Upon compliance with the above, Purchaser shall pay the Purchase Price by wire transfer via the Federal Reserve System (plus or minus the net adjustments computed hereunder), payable to the order of Seller and/or such other order as Seller shall have directed by written notice to Purchaser.

     5.02. The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of midnight of the day preceding the Closing Date as to each Property:

               (a) Real estate and personal property taxes shall be adjusted between Seller and Purchaser on the basis of the fiscal year to which they are applicable. Tax reimbursements from Tenants shall, upon receipt, be equitably prorated and reimbursed to Seller. Purchaser shall make reasonable efforts to collect promptly tax reimbursements from the Tenants.

               If on the Closing Date, the Property or any part thereof shall have been affected by or shall be subject to any special tax or assessment, then, whether or not any such tax or assessment is then a lien on the Property or any portion thereof or is payable to or on the Closing Date, all unpaid installments of any such tax or assessment (including those which are to become due and payable after the Closing shall be deemed to be due and payable prior to Closing and shall not be apportioned between Seller and Purchaser, but shall be paid and discharged by Seller at Closing). Provided, however, if such special assessment is for future improvements Seller may, without liability for default hereunder, elect not to pay same in which event Purchaser shall have the option of terminating this Contract (and receiving a refund of the Earnest Money) or paying such special assessment.

               (b) Water rates and sewer charges or rentals (if not metered).

               (c) Utility charges (including, but not limited to, water rates and sewer charges or rentals if metered) shall not be apportioned, but Seller shall cause all utility meters to be read not more than two (2) days before Closing Date, and Seller agrees to pay promptly after receipt all utility bills and charges accruing up to and including the day preceding the Closing Date. If utility deposits are assigned to Purchaser, Seller shall receive a credit therefor.

               (d) Rents and other fixed charges payable and collected under the Tenant Leases. At the Closing, Seller shall furnish to Purchaser a complete and correct schedule of all rents and other fixed charges which are then due and payable but which have not been paid. All such unpaid rents and other charges for the calendar month in which the Closing occurs and for the calendar month prior to the calendar month in which the Closing occurs shall be, if collected, received by Purchaser as trustee for Seller and shall be remitted by Purchaser to Seller. Purchaser, however, shall have no obligation to Seller to collect any such unpaid rents or other charges, and all rents and other charges collected shall be first applied to current rents and charges due. Percentage rents, if any, shall be equitably prorated upon receipt based upon the number of days during the applicable lease year which Seller owned the Property and the number of days which Purchaser owned the Property. Insurance reimbursements, CAM charges and the like which are paid after Closing and which relate to periods prior to Closing shall be paid by Purchaser to Seller promptly upon receipt by Purchaser. Purchaser shall reasonably cooperate with Seller in its efforts, including litigation, to collect past-due rents (including percentage rents, insurance and tax reimbursements, CAM charges and the like) provided that, in Purchaser's reasonable discretion such cooperation shall not jeopardize Purchaser's relationship with tenant(s) and further provided that Purchaser shall not be obligated to incur any expenses in connection herewith.

     5.03. Seller shall give Purchaser a credit for the aggregate amount of tenant security deposits held by Seller or otherwise outstanding under the Tenant Leases.

     5.04. Seller shall pay for its own attorneys' fees, survey costs, and deed stamps, transfer or other similar taxes or fees for recording based in whole or in part upon the consideration for or value of each Property, and one-half of any escrow fees. Purchaser shall pay for the recording of the deed, its own attorneys' fees, title examination, title insurance premiums, and one-half of any escrow fees.

     5.05. If the Seller is a "Foreign Person" (as defined in Section 1445 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder), or if Seller fails to deliver the FIRPTA affidavit hereinbefore mentioned, or if Purchaser has actual knowledge that such affidavit is false, Purchaser shall deduct and withhold from the Purchase Price an amount equal to ten percent (10%) of the Purchase Price as required by the Internal Revenue Code. Purchaser shall remit such amount to the Internal Revenue Service.

     5.06. If applicable state law requires that any of Seller's proceeds be withheld, then same shall be withheld according to law.

                                   ARTICLE VI
                DESTRUCTION OR DAMAGE PRIOR TO THE CLOSING DATE

     6.01. Seller shall bear the risk of all loss, destruction or damage to the Properties or any portion thereof from any and all causes whatsoever to and including the Closing Date.

     6.02. If at any time prior to the Closing Date any portion of the Properties is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give notice thereof to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

               (a) If the "cost of repair and restoration" (which term is hereinafter defined) necessitated by such destruction or damage shall be Fifty Thousand Dollars ($50,000.00) or less (per Property), the obligations hereunder of the parties shall not be affected by such destruction or damage, and Purchaser shall accept title to the Property in its destroyed or damaged condition provided that: (i) at the Closing, Seller shall assign to Purchaser all of Seller's right, title and interest in and to the proceeds of any insurance carried by Seller and payable with respect to such destruction or damage and shall pay to Purchaser the amount of the "deductible" under the policy; and (ii) the Purchase Price shall be reduced by the amount, if any, by which the cost of repair and restoration exceeds the amount of such proceeds available (and the amount of the deductible) for repair or restoration (less the actual cost of any repairs or restoration performed by Seller prior to the Closing at Purchaser's request).

               (b) If the cost of repair and restoration necessitated by such destruction or damage shall exceed Fifty Thousand Dollars ($50,000.00) or if such destruction or damage, even if less than Fifty Thousand Dollars ($50,000.00), results in the termination of a major or credit tenant lease, or two or more non-credit tenant leases, Purchaser shall have the option either
(i) to accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of Section 6.02(a)(i) above, or
(ii) to cancel this Contract by giving notice to that effect to Seller and to the title company not later than ten (10) days after the cost of repair and restoration is determined (as provided in Section 6.03), and upon the giving of such notice by Purchaser, this Contract shall be null and void and the parties shall have no further obligation or liability hereunder except that the Earnest Money shall be returned to Purchaser.

     6.03. As used in Section 6.02, the term "cost of repair and restoration" shall mean that amount which is the average of (a) a bona fide estimate of the actual cost of repair and restoration obtained by Seller within ten (10) days after such destruction or damage from a reputable contractor regularly doing business in or near the area in which the Property is located; and (b) a bona fide estimate of the actual cost of repair and restoration obtained by Purchaser within ten (10) days after such destruction or damage from a reputable contractor regularly doing business in or near the area in which the Property is located.

                                  ARTICLE VII
                               INSPECTION PERIOD

     7.01. During the Inspection Period Purchaser shall be permitted to enter the Properties and to inspect and evaluate the Properties, to conduct studies thereon, and to interview Tenants. If Purchaser determines for any reason that a Property is not suitable for Purchaser's purposes Purchaser may allow this Contract to terminate, however, such termination shall be as to all Properties. If Purchaser desires to continue this Contract beyond the Inspection Period it shall give written notice of same to Seller within the next business day following the end of the Inspection Period. During the Inspection Period Seller shall promptly provide Purchaser with information and documentation (to the extent same is reasonably available) requested by Purchaser to facilitate its evaluation of the Property. Notwithstanding anything herein to the contrary, Purchaser may extend the Inspection Period for an additional thirty (30) days for the sole purpose of resolving the retenanting of the Harris Teeter space at Southwest Plaza, provided that Purchaser gives written notice of such extension prior to the expiration of the initial Inspection Period. The said written notice shall be accompanied by reasonable written evidence from Harris Teeter of its intention to terminate its leasehold pursuant to terms acceptable to Purchaser, which terms must be set forth in such writing (such termination being conditioned on the Closing unless also pursuant to terms acceptable to Seller).

                                  ARTICLE VIII
                                ESCROW DEPOSIT

     8.01. As security for the obligations of Purchaser and subject to the terms hereof, Purchaser shall cause a letter of credit in the amount of One Hundred Thousand Dollars ($100,000.00) to be issued in favor of Escrow Agent with an expiration date of thirty (30) days past the last possible Closing Date, which letter of credit shall constitute the "Earnest Money" hereunder. Said letter of credit will be issued by a national banking association and payable upon presentation in the city where Escrow Agent is located and contain no conditions for payment other than presentation. Upon the execution hereof Purchaser shall deposit the Earnest Money with Escrow Agent. At Closing, or in the event Purchaser has the right to and elects to terminate this Contract or allows same to terminate as provided herein, Escrow Agent shall return the Earnest Money upon receipt of notice of such termination. If this Contract has not been terminated as aforesaid and if Purchaser then fails to consummate the purchase of the Properties, the conditions of Purchaser's obligations set forth in this Contract having been satisfied and Purchaser being in default, Escrow Agent shall draw upon the Earnest Money and convert same to cash and immediately disburse same to Seller and if there is a dispute as to entitlement Escrow Agent shall deposit said One Hundred Thousand Dollars ($ 100,000.00) into an FDIC insured interest bearing money market account and shall hold said sum, in trust, pending resolution of the dispute and subject to the terms and conditions set forth on the attached EXHIBIT "F". Notwithstanding anything in this Contract to the contrary, if Escrow Agent receives notice of termination from Purchaser or Purchaser's attorneys, Gottlieb & Smith, P.A., prior to the end of the Inspection Period, Escrow Agent shall be and is hereby directed by Seller to return the Earnest Money to Purchaser.

                                   ARTICLE IX
                                BREACH BY SELLER

     9.01. In the event Seller shall fail to perform fully and timely any of its obligations hereunder or shall fail to consummate the sale of the Properties for any reason, except Purchaser's default, Purchaser may: (a) enforce specific performance of this Contract, including attorneys' fees, and
(b) pending any action contemplated herein, obtain a refund of the Earnest Money and (c) seek and recover damages from Seller including attorneys' fees and costs; subject, however to the limitation set forth in Section 5.01 (b)(xv) hereof.

                                   ARTICLE X
                              BREACH BY PURCHASER

     10.01. In the event Purchaser shall fail to consummate the purchase of the Properties, the conditions to Purchaser's obligations set forth in Article IV having been satisfied and Purchaser being in default and Seller not being in default herein, and Seller having complied with all conditions herein, Seller shall have the right to receive the Earnest Money and accrued interest from Escrow Agent, such sum being agreed upon as liquidated damages for the failure of Purchaser to perform the duties, liabilities and obligations imposed upon it by the terms and provisions of this Contract, and Seller agrees to accept and take said cash payment as total damages and as Seller's sole remedy in such event. It is agreed that Seller's damage would be difficult to ascertain and the Earnest

Money then on deposit with Escrow Agent constitutes a reasonable forecast thereof and is intended 4, not as a penalty but as full liquidated damages.

                                   ARTICLE XI
                            REAL ESTATE COMMISSIONS

     11.01. Seller shall pay a real estate commission to Berkeley Capital pursuant to separate agreement, which commission shall be due and payable at Closing. Each party represents and warrants to the other that it has not dealt with any other real estate brokers who may claim a fee or commission in connection with the transactions contemplated hereby as a result of such party's acts, and shall indemnify and hold the other harmless against any such claim made by any other broker claiming by, through or under such party. This provision shall survive the Closing.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.01. This Contract may be assigned by Purchaser to an entity of which Purchaser is a principal, shareholder, officer, partner, or member, provided that Purchaser's assignee shall assume all Purchaser's liabilities, obligations and duties hereunder. On delivery to Seller of an instrument in writing whereby the assignee assumes all of the provisions of this Contract to be performed by Purchaser, then, in such event, Purchaser shall be released and discharged of all further liability hereunder.

     12.02. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be either (i) delivered by hand, (ii) mailed by United States registered mail, return receipt requested, postage prepaid, (iii) sent by a reputable, national overnight delivery service (e.g., Federal Express, Airborne, etc.), or (iv) sent by facsimile (with the original being sent by one of the other permitted means or by regular United States mail) and addressed to each party at the applicable address set forth herein. Any such notice, request, or other communication shall be considered given or delivered, as the case may be, on the date of hand delivery (if delivered by hand), on the third (3rd) day following deposit in the United States mail (if sent by United States registered mail), on the next business day following deposit with an overnight delivery service with instructions to deliver on the next day or on the next business day (if sent by overnight delivery service), or on the day sent by facsimile (if sent by facsimile, provided the original is sent by one of the other permitted means as provided in this paragraph or by regular United States mail). However, the time period within which a response to any notice or request must be given, if any, shall commence to run from the date of actual receipt of such notice, request, or other communication by the addressee thereof Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication. By giving a least five (5) days prior written notice thereof, any party hereto may, from time to time and at any time, change its mailing address hereunder.

               Seller:             c/o ISC Realty Corporation
                                   121 West Trade Street, Suite 1100
                                   Charlotte, NC 28202
                                   Attn: J. Christopher Boone
                                   Telecopy: (704) 379-9012

               with copy to:       Kennedy Covington Lobdell & Hickman, L.L.P.
                                   100 North Tryon Street, Suite 4200
                                   Charlotte, NC 28202
                                   Attn: David H. Jones, Esquire
                                   Telecopy: (704) 331-7598

               Purchaser:          c/o Edens & Avant, Inc.
                                   1901 Main Street, Suite 900
                                   Columbia, SC 29201
                                   Attn: Jodie W. McLean
                                   Telecopy: (803) 254-4983

               with copy to:       Gottlieb & Smith, P.A.
                                   1901 Main Street, Suite 600
                                   Columbia, SC 29201
                                   Attn: Joel E. Gottlieb, Esquire
                                   Telecopy: (803) 254-2682

               Escrow Agent:       First American Title Insurance Company
                                   1331 Elmwood Avenue, Suite 202
                                   Columbia, SC 29201
                                   Attn: Charles E. Hedgepath, Esquire
                                   Telecopy: (803) 765-1576

     12.03. This Contract shall be construed under and in accordance with the laws of the State of South Carolina.

     12.04. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     12.05. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter.

     12.06. All information furnished by Seller to Purchaser in the course of its investigation of the Properties shall be treated as confidential information and any documents furnished to Purchaser shall be returned to Seller in the event this Contract terminates.

SIGNED, SEALED AND DELIVERED as of the date first above set forth.


WITNESSES:                      EDENS & AVANT PROPERTIES LIMITED
                                PARTNERSHIP

/s/ Donna H. Dodson             By: E&A General Partner, LLC, general partner
---------------------------
/s/                                 By:     /s/ John H. Lumpkin Jr.     (SEAL)
---------------------------            ---------------------------------
                                    Print Name: John H. Lumpkin Jr.
                                               -------------------------------
                                    Title:      VP
                                          ------------------------------------



                                ATLANTIC INCOME PROPERTIES

/s/                             By: ISC Realty Corporation, general partner
---------------------------
/s/                                 By:     /s/ J. Christopher Boone    (SEAL)
---------------------------            ---------------------------------
                                    Print Name: J. Christopher Boone
                                               -------------------------------
                                    Title:      President
                                          ------------------------------------

LEGAL DESCRIPTION                                  COMMITMENT NO. 981039RI

ALL that certain tract or parcel of land, with all improvements thereon and appurtenances thereunto belonging, lying, being and situated in the City of Roanoke, Virginia, as more particularly shown on plat of survey made by T. P. Parker & Son, Engineers & Surveyors, Ltd., dated August 25, 1988, revised September 2, 1988, September 9, 1988, September 26, 1988 and September 28, 1988, and entitled "CLASS "A" ALTA/ACSM Land Title Survey For the Prudential Insurance Company Of America, Showing An 8.07 Ac. Trust Being Composed Of Tract "A" (5.69 AC.) & Tract "B" (0.49 AC.), May For Southwest Plaza Associated Limited Partnership, M.B. 1, PG. 593, And Tract "1A" (1.89 AC.), Map For F-M Associates, A Virginia General Partnership, M.B. 1, PG. 611" and with reference to said plat (which is being recorded in the Clerk's Office of the Circuit Court of the City of Roanoke, Virginia), said real estate being more particularly described as follows:

BEGINNING at a point marked by an iron pin found at the intersection of the easterly right-of-way line of Virginia Highway Route 419, Electric Road and the northerly right-of-way line of Grandin Road Extension, SW, said point being shown as Number 1 on above referenced plat of survey; thence extending in a northwardly direction along the easterly right-of-way line of Virginia Highway Route 419 N 40 (degrees) 30' W 326.70 feet to a point marked by an iron pin set, said point being shown as Number 2; thence extending along a curve to the left having a radius of 2974.79 feet and an arc distance of 147.50 feet to a point marked by an iron pin found, said point being shown as Number 3; thence extending along a curve to the left having a radius of 2974.79 feet and an arc distance of 405.23 feet to a point marked by an iron pin set, said point being shown as Number 4; thence extending along a curve to the right having a radius of 25.00 feet and an arc distance of 53.986 feet to a point marked by an iron pin set, said point being shown as Number 5; thence extending in an eastwardly direction along the southerly right-of-way line of Woodmar Drive, S.W. N 72 (degrees) 22' 00" E 246.34 feet to a point marked by an iron pin set, said point being shown as Number 6; thence extending in a southwardly direction S 30 (degrees) 49' 00" E 367.68 feet to a point marked by a P.K. Nail set, said point being shown as Number 7; thence extending in an eastwardly direction N 60 (degrees) 11' E 158.65 feet to a point marked by an iron pin set, said point being shown as Number 8; thence extending in a southwardly direction S 31 (degrees) 34' E 25.30 feet to a point marked by an iron pin set, said point being shown as Number 9; thence extending in an eastwardly direction N 60 (degrees) 11' E 333.3 feet to a point marked by an iron pin set, said point being shown as Number 10; thence extending in a southwardly direction S 29 (degrees) 45' E 397.8 feet to a point marked by a P.K. Nail set, said point being shown as Number 11; thence extending in a westwardly direction


                          CONTINUED ON ATTACHED SHEET

                             SOUTHWEST PLAZA 1 OF 2

ATTACHED TO AND MADE A PART OF FIRST AMERICAN TITLE INSURANCE COMPANY COMMITMENT NO. 981039RI

                                  CONTINUATION

along the northerly right-of-way line of Grandin Road Extension, S.W. S 51 (degrees) 20' 30" W 218.68 feet to a point marked by an iron pin set, said point being shown as Number 12; thence extending in a northwardly direction N 38 (degrees) 39' 30" W 5.00 feet to a point marked by an iron pin set, said point being shown as Number 13; thence extending in a westwardly direction S 49 (degrees) 42' 30" W 198.71 feet to a point marked by an iron pin found, said point being shown as Number 14; thence S 53 (degrees) 02' W 101.42 feet to a point marked by an iron pin found, said point being shown as Number 15; thence N 79 (degrees) 16' 30" W 54.37 feet to a point marked by an iron pin found, which point is the point and place of BEGINNING.

Together with the easement for ingress and egress as described in a deed dated May 19, 1987, between F-M Associates and Southwest Plaza Associates Limited Partnership recorded in the Clerk's Office of the Circuit Court of the City of Roanoke, Virginia, in Deed Book 1563, page 1.


                             SOUTHWEST PLAZA 2 OF 2

                                  EXHIBIT "A"


     ALL that piece, parcel, or tract of land, situate, lying and being in Berkeley County, South Carolina, and being designated as "Sangaree Plaza," as shown on a survey entitled "Asbuilt Survey Showing Sangaree Plaza, a 5.789 Ac. Tract of Land Owned by Atlantic Income Properties, located near the intersection of U.S. Hwy. 17-A and Sangaree Parkway, Berkeley County, South Carolina," by Andrew C. Gillette S.C.P.L.S. 5933-B, dated December 4, 1992. The property is more fully described as follows to wit:

     To find the point of beginning, locate the intersection of the southern right of way of U.S. Hwy. 17-A and the eastern right of way of Sangaree
Parkway, thence proceed N 77-50-37 E, a distance of 170' along the right of way of Hwy. 17-A, to an iron pipe, the point of beginning, thence proceeding along right of way of Hwy. 17-A N 7 50 37 E. a distance of 267.29' to an iron pipe, thence turning and running S 12 12 00 E, a distance of 376.43' to a PK nail, thence turning and running S 77 48 00 W, a distance of 10.00' to a point, thence turning and running S 12 12 00 E, a distance of 100.00' to an iron pipe, thence turning and running S 12 12 00 E, a distance of 101.34' to an iron pipe, thence turning and running S 49 43 17 W, a distance of 44.92' to an iron pipe thence turning and running S 11 53 45 E, a distance of 100.27' to an iron pipe, thence turning and running N 76 15 35 W, a distance of 251.90' to an iron pipe, thence turning a running N 83 07 07 W, a distance of 282.43' to an iron pipe, thence turning and running along eastern right of way of Sangaree Parkway, an arc distance of 329.92' of a counterclockwise curve, having a radius of 1386.21' a chord bearing of N 03 36 24 E and chord distance of 329.15' to a PK nail, thence turning and running N 77 47 57 E, a distance of 186.66' to an iron pipe, thence turning and running N 12 12 00 W, a distance of 180.16', to an iron pipe, the point of beginning.

     Said "Sangaree Plaza" as described contains 5.789 acres, more or less.

TOGETHER WITH the non-exclusive right of ingress and egress as provided in that certain "Non-Exclusive Easement for Ingress and Egress Across a 37.5' proposed Right-of-Way" to Alec H. Chaplin, et al., from Farmington, Incorporated, d/b/a/ the Berkeley Company, dated October 26, 1979, and recorded in Book C130, page 208, RMC Office for Berkeley County.

ALSO TOGETHER WITH rights of ingress and egress across an "ingress-egress easement" as to: "Lot 4, 3.785 Ac."; "Lot 1, 1.095 Ac."; Lot 2, 1.095 Ac."; and
across Roadway Parcel - 4; 0.20 Ac." as shown on Plat entitled "Plat Showing Sangaree Shopping Center. Said Tract Situate at Intersection of U.S. Highway 17-A and Sangaree Parkway in Second Goose Creek Tax District, Berkeley County, S.C.", by Joel Porcher, dated May 17, 1982, and recorded

                               Page 1 of 2 pages

                                Sangaree 1 of 2

                                  EXHIBIT "A"


in Plat Cabinet D, page 395, in said RMC Office. Said ingress and egress easement across "Lot 4, 3.785 Ac." is not designated on the above referenced Plat, however, the proposed location across Lot 4 is set forth and is provided for in Paragraph 3 of that certain "Cancellation of Easement Agreement recorded in Book C129, page 224; Declaration of Restrictions, Easements, Reciprocal Easements and Covenants, Subordination of Mortgage," entered into among Alec H. Chaplin, Bi-Lo, Inc., G. Curtis Martin, Trustee, and Europco Management Company of America, dated December 11, 1980, and recorded in Book C135, page 57, RMC Office aforesaid; and "Amendment to Agreement Recorded in Book C135, page 57" entered into among Parkway Plaza Associates, Alec H. Chaplin and Bi-Lo, Inc., dated August 13, 1986, and recorded in Book C213, page 184, RMC office aforesaid.

ALSO TOGETHER WITH all rights and benefits declared, established and granted by that Agreement dated December 11, 1980, and recorded December 12, 1980, in Book C135, page 57, as amended by Amendment to Agreement dated August 13, 1986, and recorded April 27, 1987, in Book C213, page 184, RMC Office for Berkeley County.

ALSO TOGETHER WITH drainage easements and all other rights and benefits granted by Farmington, Inc., d/b/a The Berkeley Company, to Atlantic Income Properties Limited Partnership under Easement Agreement dated May 31, 1989, and recorded May 31, 1989, in Book C258, page 271, RMC Office for Berkeley County.


                               Page 2 of 2 pages

                                 Sangare 2 of 2

                                   Exhibit A


                                    TRACT 1

BEGINNING at a set iron pin located in the westerly margin of the one hundred fifty (150) foot right-of-way of U.S. Hwy. 321 By-Pass which iron pin is also the southeasterly corner of that certain property conveyed to Lincoln Bank by deed recorded in Book 707 at Page 262 in the Lincoln County Public Registry and
S. 15-00-55 E. conveyed to Belk-Schrum Company by deed recorded in Book 683 at Page 175 in said Registry, thence with the southerly and westerly boundaries of said Lincoln Bank property (now or formerly), the following four (4) courses and distances:

(1) S. 75-23-08 W. 112.20 feet to a set iron pin; (2) with the arc of a circular curve to the right having a radius of 30.00 feet, an arc distance of
46.41 feet, and a chord bearing and distance of N. 60-17-32 W. 41.92 feet to a set iron pin; (3) N. 15-58-12 W. 52.45 feet to a set iron pin; and (4) with the arc of a circular curve to the left having a radius of 226.23 feet, an arc distance of 102.29 feet, and a chord bearing and distance of N. 28-55-25 W.
101.42 feet to a set iron pin; thence S. 75-23-08 W. 34.46 feet to a set iron pin in the northeast corner of that certain property conveyed to Matthews Belk Company by deed recorded in Book 683 at Page 178 in said Registry and by a correction deed recorded in Book 711 at Page 264 in said Registry; thence with the easterly boundary of said Matthew Belk property (now or formerly) the following five (5) courses and distances:

(1) With the arc of circular curve to the right having a radius of 196.23 feet, an arc distance of 101.54 feet, and a chord bearing and distance of S. 31-40-02
E. 100.42 feet to a set iron pin; (2) S. 75-23-08 W. 32.03 feet to a set iron pin; (3) S. 16-00-01 E. 80.60 feet to a set iron pin; (4) with the arc of a circular curve to the right having a radius off 255.50 feet, an arc distance of
75.49 feet, and a chord bearing and distance of S. 07-30-19 E. 75.22 feet to a set iron pin; and (5) S. 00-57-35 W. 88.01 feet to a set iron pin in the southeasterly corner of said Matthews Belk property; thence along and with the southerly boundary of said Matthews Belk property the following three (3) courses and distances:

(1) S. 75-23-08 W. 207.90 feet to a set iron pin; (2) N. 58-32-21 W. 49.98 feet to a set iron pin; and (3) S. 75-23-08 W. 294.56 feet to a set iron pin in the southwesterly corner of said Matthews Belk property; thence S. 75-01-16 W.
53.25 feet to an existing concrete monument located in the easterly line of property conveyed to the County of Lincoln by deed recorded in Book 607 at Page 691; thence with the easterly boundary of said Lincoln County property (now or formerly) S. 13-37-39 E. 94.68 feet to a set iron pin in the northwesterly corner of that certain property conveyed to WalMart Properties by deed recorded in Book 683 at Page 166 in the Lincoln


                                 Lincoln 1 of 5

County Public Registry; thence with the northerly line of said WalMart property (now or formerly) the following five (5) courses and distances:

(1) N. 75-23-08 E 220.44 feet to a set iron pin; thence (2) S. 14-36-52 E. 60.00 feet to a set iron pin; (3) N. 75-23-08 E. 130.00 feet to a set iron pin; (4)
N. 41-56-44 E. 63.51 feet to a set iron pin; and (5) N. 75-23-08 E. 226.96 feet to a set iron pin located in the westerly boundary of that certain property conveyed to James E. Green and Robert D. Green by deed recorded in Book 695 at Page 115 in said Registry; thence with the western and northern lines of said Green property (now or formerly) the following five (5) courses and distances:

(1) With the arc of a circular curve to the right having a radius of 675.00 feet, and arc distance of 58.47 feet, and a chord bearing and distance of N. 01-31-19 W. 58.45 feet to a set iron pin; (2) N. 00-57-35 E. 100.22 feet to a set iron pin; (3) with the arc of a circular curve to the right having a radius of 312.50 feet, an arc distance of 19.17 feet, and a chord bearing and distance of N. 00-47-51 E. 19.17 feet to a point; (4) with the arc of a circular curve to the right having a radius of 10.00 feet, an arc distance of 13.60 feet, and a chord bearing and distance of N. 36-24-55 E. 12.58 feet to a set iron pin; and (5) N. 75-23-08 E. 144.06 feet to a set iron pin located in the northeasterly corner of said Green property and in the westerly margin of the one hundred fifty (150) foot right-of-way of said U.S. Highway #321 By-Pass; thence with the westerly margin of said right-of-way N. 15-00-55 W. 60.00 feet to a set iron pin which is the point or place of BEGINNING and containing 2.14 acres as shown on a survey of Lincoln Center prepared by E.S.P. Associates, P.A., dated February 15, 1989 and last revised on April 5, 1989, said property being subject to a 30-foot permanent access easement as described in that certain instrument recorded in Book 683 at Page 180 in the Lincoln County Public Registry.

                                    TRACT 2

BEGINNING at a point marked by a set iron pin which is located in the westerly margin of the one hundred fifty (150) foot right-of-way of U.S. Highway #321 By-Pass and in the southeasterly corner of the property conveyed to Belk-Schrum Company by a deed recorded in Book 683 at Page 175 of the Lincoln County Public Registry; thence along the southerly and westerly boundaries of said Belk-Schrum property (now or formerly) the following three (3) courses and distances:

(1) S. 75-23-08 W. 204.00 feet to a set iron pin in the southwesterly corner of said Belk-Schrum property; (2) with the arc of a circular curve to the right having a radius of 185.45 feet, an arc distance of 43.99 feet, and a chord bearing and distance of N.

                                 Lincoln 2 of 5

21-10-25 W. 43.88 feet; and (3) N. 14-22-43 W. 309.05 feet to a set iron pin located in the northwesterly corner of said Belk-Schrum property and in the southerly margin of the sixty (60) foot right-of-way of Sigmon Road (S.R. 1267); thence with the southerly margin of said right-of-way N. 75-50-03 W. 351.19 feet to a 1 inch iron pipe; thence S. 20-05-43 W. 715.59 feet to a 1/2 inch iron pipe; thence s. 32-28-03 E. 319 feet to an existing concrete monument which also marks the northwesternmost corner of Tract 1 described above; thence N. 75-01-16
E. 53.25 feet to a set iron pin in the southwesternmost corner of the property conveyed to Matthews Belk Company by deed recorded in Book 683 at Page 178 in the Lincoln County Public Registry and by a correction deed recorded in Book 711 at Page 264 in said Registry; thence along and with the westerly and northerly boundaries of said Matthews-Belk property (now or formerly), the following six
(6) courses and distances:

(1) N. 14-36-52 W. 313.41 feet to a set iron pin in the northwesterly corner of said Matthews Belk property; (2) N. 75-23-08 E. 75.20 feet to a set iron pin;
(3) S. 54-40-35 E. 93.88 feet to a set iron pin; (4) N. 75-23-08 E. 158.64 feet to a set iron pin; (5) N. 15-34-38 E. 67.61 feet to a set iron pin; (6) N. 75-23-09 E. 276.61 feet to a point located in the western line of that certain parcel conveyed to Lincoln Bank by deed recorded in Book 707 at Page 262 in the Lincoln County Public Registry; thence with the westerly and northerly boundaries of said Lincoln Bank property (now or formerly) N. 16-53-33 W. 6.01 feet to a set iron pin in the northwesterly corner of said Lincoln Bank property; and N. 75-23-08 E. 167.43 feet to a set iron pin located in the westerly margin of the one hundred fifty (150) foot right-of-way of U.S. Highway #321 By-Pass; thence the westerly margin of said right-of-way N. 15-00-55 W.
64.00 feet to a set iron pin which marks the point or place of BEGINNING and containing 7.62 acres as shown on survey of Lincoln Center prepared by E.S.P. Associates, P.A. dated February 15, 1989 and last revised April 5, 1989.

                                    TRACT 3

BEGINNING at a 1 inch iron pipe located in the southerly margin of the sixty
(60) foot right-of-way of Sigmon Road (SR 12670, which iron pipe also marks the northernmost point of Tract 2 as described above, thence with the southerly margin of said right-of-way N. 75-50-03 W. 96.45 feet to an existing iron pin in the northeasterly corner of that certain property conveyed to Kenneth H. Barkley and wife, Martha B. Barkley, by deed recorded in Book 587 at Page 635 of the Lincoln County Public Registry; thence with the easterly boundary of said Barkley property (now or formerly) and with the easterly boundary of that certain property conveyed to Kenneth H. Barkley and J. Franklin Barkley by deed recorded in Book 331 at Page 521 in said Registry, S. 20-05-43 W. 632.18 feet to a set iron pin located in the easterly boundary of the property conveyed to

                                 Lincoln 3 of 5
the County of Lincoln by Deed recorded in Book 607 at Page 691 in the Lincoln County Public Registry; thence with the easterly boundary of said County of Lincoln property (now or formerly) S. 32-28-03 E. 120.82 feet to a 1/2 inch iron pipe which marks the westernmost point of Tract 2 as described above; thence with the northwesterly boundary of said Tract 2 N. 20-05-43 E. 715.59 feet to a one inch iron pipe located in the southerly margin of the sixty (60) foot right-of-way of Sigmon Road (SR 1267), the point or place of BEGINNING and containing 1.48 acres as shown on survey prepared by E.S.P. Associates, P.A. dated February 15, 1989 and last revised April 5, 1989.

                                    TRACT 4

BEGINNING at an iron pin marking the southwest corner of the property conveyed to WalMart Properties by deed recorded in Book 683 at Page 166 in the Lincoln County Public Registry and running thence with the southerly line of said Walmart property (now or formerly), N. 74-55-00 E. 40.01 feet to a point in the northwesterly corner of that certain property conveyed to Kenneth H. Barkley and
J. Franklin Barkley be deed recorded in Book 331 at Page 521 in said Registry; thence with the westerly line of said Barkley property (now or formerly) S. 13-37-39 E. 902.15 feet to a point in or near the center line of Mill Creek; thence with said center line of Mill Creek in two calls as follow: (1) S. 88-33-03 W. 30.57 feet to a point; and (2) N. 86-23-04 W. 10.59 feet to a point in the easterly line of the property of the County of Lincoln (now or formerly) as described in deed Book 607 at Page 691 in the Lincoln County Public Registry; thence with said easterly line of the Lincoln County property N. 13-37-39 W. passing a double Poplar Tree at 35.75 feet, a total distance of 891.54 feet to the point of BEGINNING, and containing 0.82 acres as shown on a survey prepared by E.S.P. Associates of Lincoln Center dated February 15, 1989 and last revised April 5, 1989, reference to which is hereby made.

The above tracts or panels of land are conveyed together with access rights granted from the Department of Transportation under that certain Agreement entitled "State Project 6485" recorded in Book 683 at Page 512, Lincoln County Registry and also together with a 50 foot wide permanent non-exclusive easement for the construction and maintenance of a highway access and service road reflected on the above described survey adjacent to the southeast corner of the property conveyed to the WalMart Properties by deed recorded in Book 683 at Page 166 in the Lincoln County Public Registry, said non-exclusive easement being described as follows:

BEGINNING at an iron pin in the southeast corner of said WalMart property (nor or formerly), and in the westerly margin of the one hundred fifth (150) foot right of way of U.S. Highway No. 321 By-Pass and running thence with the westerly edge of said right-of-

                                 Lincoln 4 of 5
way S. 15-00-55 E. 115.00 feet to a point; thence S. 74-55-00 W. 50.00 feet to a point; thence N. 15-00-55 W. 115 feet to a point; thence N. 74-55-00 E. 50.00 feet to a point of BEGINNING; SAID EASEMENT ties into rights and duties imposed by that certain document designated Easements With Covenants and Restrictions Affecting Land as found recorded in Book 683 at Page 187 in the Lincoln County Public Registry and as amended in Book 707 at Page 281 of said Registry, and the PARCELS DESCRIBED ABOVE are conveyed together with and subject to the rights, easements, covenants and restrictions as set forth in the instruments just referred to.

The above tracts or parcels of land are conveyed (i) together with and subject to that certain 20 feet utility easement running along the easterly boundary of Tract 2 as described herein and along the westerly margin of the one hundred fifty (150) foot right-of-way of said U.S. Highway #321 By-Pass, (ii) together with and subject to that certain two foot street widening easement as reserved in that certain Deed to Lincoln Bank recorded in Book 707 at Page 262 of said Registry, (iii) together with that certain appurtenant 20 foot sanitary sewer right-of-way granted by the County of Lincoln by instrument recorded in Book 687 at Page 682 in the Lincoln County Public Registry, (iv) together with and subject to those certain easements, conditions and restrictions contained in that certain Easements with Covenants and Restrictions Affecting Land recorded in Book 683 at Page 187 of said Registry and amended by that certain Second Amendment to Easements with Covenants and Restrictions Affecting Land recorded in Book 707 at Page 281 of said Registry, and (v) together with and subject to the easements and conditions contained in that certain Construction and Operating Agreement, a memorandum of which is recorded in Book 707 at Page 284 of said Registry.

                                 Lincoln 5 of 5

                                  EXHIBIT "B"

                           Purchase Price Allocation


                    Lincoln Center           $5,748,155.00

                    Sangaree Plaza           $4,413,618.00

                    Southwest Plaza          $5,688,227.00

                                  EXHIBIT "C"

                                 Lease Exhibit

1/27/98                                             LAT PURSER & ASSOCIATES, INC.

User: STACEY                                             Commercial Rent Roll                                                Page: 1

Property: SANGAREE PLAZA SHOPPING CENTER        Report Date From:  1/01/98 to 1/31/98
          CHARLOTTE, NC 28201-1070

                                                           TERM                       PRORATED                BASE RENT    BASE RENT
                                          SQ. FOOT  ------------------   UNIT INFO    BASE RENT   RENT PER    INCREASE     INCREASE
TENANT                      UNIT REF NO.  OCCUPIED    FROM       TO      BASE RENT     ANNUAL     SQ FT/YR      (DATE)     (AMOUNT)
--------------------------  ------------  --------- ------------------   ---------   ----------   ---------   ---------    ---------
FEDERAL CREDIT UNION (ATM)    315-100          0    11/01/86  10/31/98      760.00     9,120.00      0.00      11/01/97       760.00

GENE DRY CLEANING             315-101      2,400    10/01/87   2/28/00    2,100.00    25,200.00     10.50       3/01/97     2,100.00
                                                                                                                3/01/98     2,150.00
                                                                                                                3/01/99     2,200.00

ALL TRANSPORTATION SERVICES   315-102      1,200     2/01/94   1/31/00      925.00    11,100.00      9.25       2/01/97       925.00
                                                                                                                2/01/98       950.00
                                                                                                                2/01/99       975.00

SANGAREE LIQUORS              315-103      1,200    10/01/89   4/30/99    1,025.00    12,300.00     10.25       5/01/97     1,025.00
                                                                                                                5/01/98     1,125.00

*** VACANT ***                315-104      2,000                              0.00         0.00      0.00             -         0.00

CERISE'S CARD & PARTY SHOP    315-105      2,000    11/01/95   1/31/99    1,333.33    15,999.95      8.00      11/01/97     3,333.33

CHEROKEE STATION              315-106      2,000    10/21/94  10/10/99    1,333.33    15,999.95      8.00      11/01/97     3,333.33
                                                                                                               11/01/98     3,416.67

REVCO DRUG #2580              315-107      8,450     8/01/81   7/31/01    3,696.87    44,362.84      5.25       8/01/83     3,697.87

BI-LO STORE #123              315-108     37,696     8/10/80   5/31/13   24,130.45   289,641.40      7.69       5/01/93    24,136.45

ATLANTIC FAMILY DENTAL        315-109      2,000     5/01/94   4/30/98    2,166.67    26,000.04     13.00       5/01/93     2,166.67
                              -------     ------     -------   -------   ---------   ----------     -----       -------    ---------
TOTALS                                    56,946                         37,478.65   449,743.80      7.90


  Total Occupied Square Feet              56,968
  Total Vacant Square Feet                 2,000

                              -------     ------     -------   -------    --------   ----------     -----       -------    ---------
GRAND TOTALS                              56,942                          37470.65   449,743.80      7.90

  Total Occupied Square Feet              56,968
  Total Vacant Square Feet                 2,000

                                    CAM AND INS
                                   -- EXPENSE --       --REAL ESTATE TAX--   --- OTHER INCOME ---   ----GROSS RENTS-----
TENANT                          MONTH      SQ FT/YR     MONTH     SQ FT/YR    MONTH      SQ FT/YR   SQ FT/YR     TOTAL
--------------------------  -------------  ---------   --------   --------   ------      --------   --------   ---------
FEDERAL CREDIT UNION (ATM)       0.00        0.00         0.00      0.00       0.00         0.00       0.00       740.00

GENE DRY CLEANING              114.00        0.58       136.00      0.53       0.00         0.00      11.61     2,322.00

ALL TRANSPORTATION SERVICES     58.00        0.58        53.00      0.53       0.00         0.00      10.36     1,036.00


SANGAREE LIQUORS                58.00        0.58        53.00      0.53       0.00         0.00      11.36     1,136.00

*** VACANT ***                   0.00        0.00         0.00      0.00       0.00         0.00       0.00         0.00

CERISE'S CARD & PARTY SHOP      96.67        0.58        68.33      0.53       0.00         0.00       9.11     1,518.31

CHEROKEE STATION                96.67        0.58        68.33      0.53       0.00         0.00       9.11     1,518.31

REVCO DRUG #2580                70.42        0.10         0.00      0.00       0.00         0.00       6.35     3,767.28

BI-LO STORE #123               750.00        0.24         0.00      0.00       0.00         0.00       7.92    24,896.45

ATLANTIC FAMILY DENTAL          96.67        0.58        68.33      0.53       0.00         0.00      14.11     2,351,67
                             --------      ------       ------      ----       ----         ----      -----    ---------
TOTALS                       1,342.41        0.27       476.95      0.10       0.00         0.00       0.00    39,298.07
                             --------      ------       ------      ----       ----         ----      -----    ---------


                             --------      ------       ------      ----       ----         ----      -----    ---------
GRAND TOTALS                 1,342.41        0.27       476.95      0.10       0.00         0.00       0.00    39,298.07

1/27/98                                             LAT PURSER & ASSOCIATES, INC.

User: STACEY                                             Commercial Rent Roll                                               Page: 1

Property: SANGAREE PLAZA SHOPPING CENTER        Report Date From:  1/01/98 to 1/31/98
          CHARLOTTE, NC 28201-1070

                                                           TERM                       PRORATED                BASE RENT    BASE RENT
                                          SQ. FOOT  ------------------   UNIT INFO    BASE RENT   RENT PER    INCREASE     INCREASE
         TENANT             UNIT REF NO.  OCCUPIED    FROM       TO      BASE RENT     ANNUAL     SQ FT/YR      (DATE)     (AMOUNT)
--------------------------  ------------  --------- ------------------   ---------   ----------   ---------   ---------    ---------
KEY EHY OF ROANOKE, INC.    25-1            5150     9/01/92   4/30/03   2,401.00     29,772.00    5.56
                                                                                                               5/01/98      2,576.08
                                                                                                               5/01/99      2,711.67
                                                                                                               5/01/00      2,807.25

PARTNER'S INK               25-4            3590     1/01/90  12/31/99   2,019.38     24,232.56    6.75        1/01/98      2,019.38
                                                                                                               1/01/99      2,094.36

WOOD'S SENTRY HARDWARE      25-7          11,145     7/01/87   6/30/03   4,642.00     55,703.95    4.91

*** VACANT ***              25-17            900                           825.00          0.00    0.00

HARRIS TEETER #44           25-15         30,450    12/01/87   3/04/08  1,9031.25    228,375.00    7.50        8/01/89     19,031.25

RENCO DISCOUNT DRUG #517    25-17         10,678    12/01/74   3/31/02   8,097.48     97,169.76    9.10        4/01/97      8,097.44

WINDSOR GIFTS, INC.         25-21          1,250     7/01/97   9/30/00   2,145.83     13,749.96   11.00       10/01/97      1,146.83
                                                                                                              10/01/98      1,197.91
                                                                                                              10/01/99      1,250.00

MENBER ONE FEDERAL C.O.     25-29          3,935     1/06/97   1/31/07   3,771.00     45,252.48   11.50        2/01/97      3,771.01
                                                                                                               2/01/98      3,853.02
                                                                                                               2/01/99      3,935.00
                                                                                                               2/01/00      4,016.98
                                                                                                               2/01/01      4,098.91
                                                                                                               2/01/02      4,180.91
                                                                                                               2/01/03      4,262.92
                                                                                                               2/01/04      4,349.90
                                                                                                               2/01/05      4,426.88
                                                                                                               2/01/06      4,508.85


STATE FARM INSURANCE        25-31           1,560     5/01/97  4/30/02     590.50     71,914.00    7.65        5/01/97       994.50
                                                                                                               5/01/98      1,072.50
                                                                                                               5/01/99      1,150.50
                                                                                                               5/01/00      1,226.50
                                                                                                               5/01/01      1,306.50
*** VACANT ***              25-43           1,800                        1,650.00          0.00    0.00                         0.00

TRAVEL NETWORK              25-49           1,000   12/01/94  11/30/00   1,025.00     12,300.00   12.30       12/01/97      1,025.00
                                                                                                              12/01/98      1,050.00
                                                                                                              12/01/99      1,075.00

CARTER & JONES DRY CLEANING 25-31           1,20     9/01/94  10/31/00   1,150.00     13,800.00   11.50       11/01/97      1,150.00
                                                                                                              11/01/98      1,200.00



                                    CAM AND INS
                                   -- EXPENSE --       --REAL ESTATE TAX--   --- OTHER INCOME ---   ----GROSS RENTS-----
TENANT                          MONTH      SQ FT/YR     MONTH     SQ FT/YR    MONTH      SQ FT/YR   SQ FT/YR     TOTAL
--------------------------  -------------  ---------   --------   --------   ------      --------   --------   ---------
KEY EHY OF ROANOKE, INC.      178.97       0.40          110.83   0.38       0.00        0.00        6.35       2,830.80


PRINTER'S INK                 197.44       0.66          118.47   0.63       0.00        0.00        8.06       2,405.29


WOOD'S SENTRY HARDWARE        623.98       0.86          515.61   0.63       0.00        0.00        5.18       4,895.57

**** VACANT ***                 0.00       0.00            0.00   0.00       0.00        0.00        0.00           0.00

HARRIS TEETER #44           1,244.00       0.49        1,725.00   0.68       0.00        0.00        8.67      22,000.25

RENCO DISCOUNT DRUG # SHOP    418.22       0.47            0.00   0.00       0.00        0.00        9.57       8,515.70

WINSOR GIFTS, INC.             68.75       0.66           65.63   0.63       0.00        0.00       12.29       1,280.21


MEMBER ONE FEDERAL C.U.       196.75       0.60          219.70   0.67       0.00        0.00       12.77       4,187.89











STATE FARM INSURANCE           85.10       0.66           81.90   0.63       0.00        0.00        8.94       1,262.20





 ***  VACANT ***                0.00       0.00            0.00   0.00       0.00        0.00        0.00           0.00

 TRAVEL NETWORK                54.59       0.66           52.50   0.63       0.00        0.00       13.59       1,132.49



CARTER & JONES DRY CLEANING    66.00       0.66           63.00   0.63       0.00        0.00       12.79       1,279.00

1/27/98                                             LAT PURSER & ASSOCIATES, INC.

User: STACEY                                             Commercial Rent Roll                                                Page: 2

Property: SOUTHWEST PLAZA                       Report Date From:  1/01/98 to 1/31/98
          CHARLOTTE, NC 28201-1070

                                                           TERM                       PRORATED                BASE RENT    BASE RENT
                                          SQ. FOOT  ------------------   UNIT INFO    BASE RENT   RENT PER    INCREASE     INCREASE
TENANT                      UNIT REF NO.  OCCUPIED    FROM       TO      BASE RENT     ANNUAL     SQ FT/YR      (DATE)     (AMOUNT)
--------------------------  ------------  --------- ------------------   ---------   ----------   ---------   ---------    ---------
MAILBOXES ETC., USA            25-55       1,200     7/01/90   7/31/98    1,100.00    13,200.00     11.00       9/01/97     1,100.00

FIVE-BORO BAGELS               25-57       1,400     3/15/94   2/28/99    1,225.00    14,700.00     10.50       3/01/97     1,225.00
                                                                                                                3/01/98     1,254.17

COMMERCIAL CREDIT CORP.        25-60       1,400     8/12/96   8/31/01    1,283.33    15,399.96     11.00       9/01/96     1,263.33
                                                                                                                9/01/98     1,312.50
                                                                                                                9/01/99     1,341.67
                                                                                                                9/01/00     1,370.83

CLASSIC DESIGNERS              25-63       3,200     6/15/98  11/30/98    2,666.67    32,000.04     10.00      12/01/95     2,646.67

FHY PEDDLER BICYCLE SHOP       25-67       1,200     1/01/01  12/31/97      700.00     8,400.00      7.00       8/01/96       700.00

CHINA GARDEN                   26-69       3,600     5/01/88   4/30/05    2,446.00    29,352.00      9.15       5/01/98     2,550.00
                                                                                                                5/01/99     2,665.00
                                                                                                                5/01/00     2,760.00
                                                                                                                5/01/01     2,865.00
                                                                                                                5/01/02     2,970.00

FIRESTONE TIRE & RUBBER        25-72       3,250     1/01/76  12/31/00    1,787.50    23,450.00      6.60       9/01/09     1,787.50

B&W TELLER MACHINE             25-73           0     3/03/84   3/31/99      575.00     6,900.00      0.00       4/01/97       575.00
                                                                                                                4/01/98       600.00
                              -------     ------     -------   -------   ---------   ----------     -----       -------    ---------
TOTALS                                    48,308                         57,649.52   662,099.32      7.73


  Total Occupied Square Feet              45,609
  Total Vacant Square Feet                 2,700

                              -------     ------     -------   -------    --------   ----------     -----       -------    ---------
GRAND TOTALS                              88,304                         57,649.96   662,099.52      7.73

  Total Occupied Square Feet              85,608
  Total Vacant Square Feet                 2,700

                                    CAM AND INS
                                   -- EXPENSE --       --REAL ESTATE TAX--   --- OTHER INCOME ---   ----GROSS RENTS-----
TENANT                          MONTH      SQ FT/YR     MONTH     SQ FT/YR    MONTH      SQ FT/YR   SQ FT/YR     TOTAL
--------------------------  -------------  ---------   --------   --------   ------      --------   --------   ---------
MAILBOXES ETC., USA             66.0?        0.66        63.00      0.63       0.00         0.00      12.29     1,229.00

FIVE-BORO BAGELS                77.0?        0.66        73.50      0.63       0.00         0.00      11.79     1,375.50

COMMERCIAL CREDIT CORP.         77.00        0.66        73.50      0.63       0.00         0.00      12.29     1,433.83


CLASSIC DESIGNERS              176.00        0.?6       118.00      0.63       0.00         0.00      11.29     3,010.67

FHY PEDDLER BICYCLE SHOP        66.0?        0.?6        ?3.00      0.63       0.00         0.00       8.29       829.00

CHINA GARDEN                   333.00        1.11       169.00      0.63       0.00         0.00       9.44     2,?33.00

FIRESTONE TIRE & RUBBER          0.00        0.00         0.00      0.00       0.00         0.00       6.60     1,787.50

B&W TELLER MACHINE               0.00        0.00         0.00      0.00       0.00         0.00       0.00    $   75.00

                             --------      ------       ------      ----       ----         ----      -----    ---------
TOTALS                       3,794.90        0.52     3,792.64      0.52       0.00         0.00      8.53     62,762.50
                             --------      ------       ------      ----       ----         ----      ----     ---------


                             --------      ------       ------      ----       ----         ----      ----     ---------
GRAND TOTALS                 3,794.90        0.52     3,792.64      0.52       0.00         0.00      8.53     62,762.50

1/27/98                                             LAT PURSER & ASSOCIATES, INC.

User: STACEY                                             Commercial Rent Roll                                                Page: 1

Property: LINCOLN CENTER                        Report Date From:  1/01/98 to 1/31/98
          CHARLOTTE, NC 28201-1070

                                                           TERM                       PRORATED                BASE RENT    BASE RENT
                                          SQ. FOOT  ------------------   UNIT INFO    BASE RENT   RENT PER    INCREASE     INCREASE
TENANT                      UNIT REF NO.  OCCUPIED    FROM       TO      BASE RENT     ANNUAL     SQ FT/YR      (DATE)     (AMOUNT)
--------------------------  ------------  --------- --------  --------   ---------   ----------   ---------   ---------    ---------
WAL-MART #1209                145-201     132,200   12/23/87                  0.00         0.00      0.00                       0.00

CATO #755                     145-203       4,000    3/02/89   2/31/99    4,000.00    __,000.00      0.00      2/01/95      4,000.00

____BARGER'S HALLMARK, INC.   145-211       2,040    1/10/95   3/31/00    2,603.33    31,239.96     11.00      4/03/97      2,603.33

SHOE SHOW #20                 145-215       2,800    6/01/88   1/20/99    2,240.00    26,880.00      9.60      2/01/98      2,280.00

BELK STORES                   145-217      64,500    12/23/87                 0.00         0.00      0.00                       0.00

LINCOLNTON FAMILY
  EYECARE, INC.               145-219       1,750    2/01/98   1/31/01    1,604.17    19,250.00     11.00      2/01/99      1,662.50
                                                                                                               2/01/00      1,720.83

LITTLE CHINA RESTAURANT       145-221       2,840    2/01/97   1/31/02    2,224.67    26,696.04      9.40      2/01/97      2,224.67
                                                                                                               2/01/98      2,386.67
                                                                                                               2/01/99      2,485.00
                                                                                                               2/01/00      2,603.33
                                                                                                               2/01/01      2,731.67

BI-LO STORE #219              145-223      33,000    3/25/89   1/31/09   17,133.33   205,599.96      6.23      2/01/94     17,133.33
                                                                                                               2/01/99     17,933.33

REVCO #806                    145-225       2,450    2/26/89   2/29/01    4,929.17    59,150.04      7.00      9/01/89      4,929.17

LADIES WORKOUT EXPRESS        145-227       1,620    4/01/97   7/31/02    1,183.33    14,399.96     10.00      8/01/97      1,283.33
                                                                                                               8/01/98      1,242.50
                                                                                                               8/01/99      1,301.67
                                                                                                               8/01/00      1,360.83
                                                                                                               8/01/01      1,420.00

ROYAL RENTS #496
  (GRP II MGN                 145-229       1,600    3/01/89   2/28/00     1,466.67    17,500.04    11.00      3/01/97      1,466.67
                                                                                                               3/01/98      1,533.33
                                                                                                               3/01/99      1,600.00

GENERAL NUTRITION CENTER      145-231       1,600    3/23/91   3/31/99     1,404.47    17,600.01    11.00      4/01/97      1,466.67
                                                                                                               4/01/98      1,533.33

___ IMAGE BEAUTY SALON        145-237       1,400    1/01/92   12/31/00    1,400.00    16,800.00    12.00      1/01/98      1,400.00
                                                                                                               1/01/99      1,450.33

LITTLE CAESAR ENTERPRISES     145-239       1,400    3/18/89   12/30/98    1,312.50    15,750.00    11.25      12/01/97     1,312.50

SETZER JEWELERS               145-241       1,420    6/01/95   7/31/98     1,360.83    16,329.96    11.50      8/01/97      1,360.83

SUBWAY #3926                  145-243       1,600    2/25/89   7/31/98     1,590.16    19,081.92    11.93      8/01/97      1,590.16





                                    CAM AND INS
                                   -- EXPENSE --       --REAL ESTATE TAX--   --- OTHER INCOME ---   ----GROSS RENTS-----
TENANT                          MONTH      SQ FT/YR     MONTH     SQ FT/YR    MONTH      SQ FT/YR   SQ FT/YR     TOTAL
--------------------------  -------------  ---------   --------   --------   ------      --------   --------   ---------
WAL-MART #1209                   0.00        0.00         0.00      0.00       0.00         0.00       0.00         0.00

CATO #755                      210.00        0.42       280.00      0.56       0.00         0.00       0.98     4,650.00

___BARGER'S HALLMARK, INC.     132.53        0.56       158.57      0.67       0.00         0.00      12.23     2,896.63

SHOE SHOW #20                  130.67        0.56       156.33      0.63       0.00         0.00      10.03     2,527.00

BELK STORES                      0.00        0.00         0.00      0.00       0.00         0.00       0.00         0.00

LINCOLNTON FAMILY
  EYECARE, INC.                 64.58        0.58        97.71      0.67       0.00         0.00      12.73     1,604.17

LITTLE CHINA RESTAURANT        137.27        0.58       158.57      0.67       0.00         0.00      10.65     2,520.12

BI-LO STORE #219               750.00        0.27         0.00      0.00       0.00         0.00       6.50    17,813.33

REVCO #806                     268.00        0.38         1.00      0.00       0.00         0.00       7.38     5,197.17

LADIES WORKOUT EXPRESS          68.63        0.58        75.28      0.67       0.00         0.00      11.25     1,331.24

ROYAL RENTS #496
  (GRP II MGN                   91.63        0.71        61.00      0.51       0.00         0.00      12.23     1,629.34

GENERAL NUTRITION CENTER        74.61        0.56        81.33      0.62       0.00         0.00      12.23     1,630.67

___ IMAGE BEAUTY SALON          65.35        0.56        71.17      0.67       0.00         0.00      13.23     1,541.50

LITTLE CAESAR ENTERPRISES       65.33        0.56        71.27      0.67       0.00         0.00      12.68     3,456.00

SETZER JEWELERS                 66.27        0.56        71.28      0.67       0.00         0.00      12.73     2,506.38

SUBWAY #3926                    74.61        0.56        81.33      0.67       0.00         0.00      13.26     1,750.26

1/27/98                                              LAT PURSER & ASSOCIATES, INC.

User: STACEY                                             Commercial Rent Roll                                                Page: 2

Property: LINCOLN CENTER                         Report Date From:  1/01/98 to 1/31/98
          CHARLOTTE, NC 28201-1070

                                                           TERM                       PRORATED                BASE RENT   BASE RENT
                                          SQ. FOOT  -----------------   UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
TENANT                      UNIT REF NO.  OCCUPIED    FROM       TO     BASE RENT      ANNUAL     SQ FT/YR      (DATE)     (AMOUNT)
--------------------------  ------------  --------  --------  -------   ----------   ----------   --------    ---------   ---------

GALAXY 91980                  345-245      1,420    07/01/91  10/30/99    1,420.00    17,040.00     12.00      11/01/97     1,420.00
                                                                                                               11/01/98     1,479.12

LINCOLN MEDICAL CENTER        145-207      2,490    10/01/97   9/30/00    1,867.50    22,410.00      9.00      10/01/97     1,867.50
                                                                                                               10/01/98     1,971.25
                                                                                                               10/01/99     2,075.00

LINCOLN DRY CLEANER           145-251      1,420    10/01/01   3/31/01    1,124.17    13,090.04      9.50       4/01/96     1,124.17
                                                                                                                4/01/98     1,183.33
                                                                                                                4/01/99     1,242.50
                                                                                                                4/01/00     1,301.60

BELL ATLANTIC NYNEX MOBILE    145-253      1,420    12/01/95  11/30/98    1,065.00    12,780.00      9.00      12/01/97     1,065.00

OLSTEN STAFFING SERVICES, IN  145-254      1,420    10/15/91  10/14/99    1,105.23    13,262.75      9.34      11/01/97     1,205.21
                                                                                                               11/01/98     1,260.05

AMERICAN GENERAL #33000560    145-255      1,200     5/01/89   4/30/01    1,025.00    12,300.00     10.25       5/01/95     1,025.00
                                                                                                                5/01/98     1,050.00
                                                                                                                5/01/99     1,100.00
                                                                                                                5/01/00     1,150.00

BALLY NAIL SALON              145-257      1,280    11/01/96  10/31/99      906.67    10,080.04      8.50      11/01/97       906.67
                                                                                                               11/01/98       960.00

--------------------------  ------------  --------  --------  --------   ---------   ----------   ---------   ---------   ---------
TOTALS                                   275,470                         53,101.31   637,215.72      2.31


  Total Occupied Square Feet             275,470
  Total Vacant Square Feet                     0

--------------------------  ------------  --------  --------  --------   ---------   ----------   ---------   ---------   ---------

GRAND TOTALS                             275,470                         53,101.31   637,215.72      2.31

  Total Occupied Square Feet             275,470
  Total Vacant Square Feet                     0





                                  CAM AND INS
                                  --EXPENSE--         --REAL ESTATE TAX--       --OTHER INCOME--        --GROSS RENTS--
TENANT                         MONTH     SQ FT/YR      MONTH     SQ FT/YR      MONTH     SQ FT/YR     SQ FT/YR     TOTAL
--------------------------   --------    --------     --------   --------     -------    --------     --------   ---------
GALAXY 91980                    84.02        0.71        60.35       0.51        0.00        0.00       13.22     1,564.37

LINCOLN MEDICAL CENTER         120.35        0.58       139.02       0.67        0.00        0.00       10.25     2,126.87

LINCOLN DRY CLEANER             68.63        0.58        70.20       0.67        0.00        0.00       10.75     1,272.00

BELL ATLANTIC NYNEX MOBILE      66.27        0.56        71.28       0.67        0.00        0.00       10.23     1,210.55

OLSTEN STAFFING SERVICES, IN    66.27        0.56        71.28       0.67        0.00        0.00       10.57     1,250.78

AMERICAN GREETING #33000560     56.00        0.56        61.00       0.67        0.00        0.00       11.48     1,148.00

BALLY NAIL SALON                75.73        0.71        57.40       0.51        0.00        0.00        9.72     1,036.00

                             --------    --------     --------   --------     -------    --------     -------    ---------
TOTALS                       2,756.91        0.12     1,971.35       0.09        0.00        0.00        2.52    57,829.64




                             --------    --------     --------   --------     -------    --------     -------    ---------
GRAND TOTALS                 2,756.91        0.12     1,971.35       0.09        0.00        0.00        2.52    57,829.64

STATE OF NORTH CAROLINA

COUNTY OF LINCOLN

                            LEASE RENEWAL AGREEMENT

     THIS LEASE RENEWAL AGREEMENT is made and entered into this 26th day of AUGUST, 1997, by and between ATLANTIC INCOME PROPERTIES, L.P. ("Landlord"), and AMERICAN GENERAL FINANCE, INC., D/B/A AMERICAN GENERAL FINANCE, INC. ("Tenant"). The Lease Premises are a part of LINCOLN Center, located in the City of LINCOLNTON, County of LINCOLN, State of NORTH CAROLINA.


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated APRIL 6, 1989, and

     WHEREAS, the parties hereto desire to amend and modify the Lease as hereinafter set forth:

     NOW THEREFORE, by mutual agreement of the parties and in consideration of the premises and obligations hereinafter set forth, said Lease is hereby amended and modified as follows:

     Landlord and Tenant agree to renew/extend the term of said Lease for a period of three years and zero months, from MAY 1, 1998 to APRIL 30, 2001.

     Base Rent during this period shall follow the schedule below:

     Year 1: $1,050.00 monthly;         $12,600.00 annually;
     Year 2: $1,100.00 monthly;         $13,200.00 annually;
     Year 3: $1,150.00 monthly;         $13,800.00 annually;

     The pro rata share of Tenant's triple net charges have been estimated as follows:

Common Area Maintenance:       $52.00 monthly;         $624.00  annually
Real Estate Taxes:             $67.00 monthly;         $804.00  annually
Insurance:                     $ 6.00 monthly;         $ 72.00  annually


     If additional space becomes available within the Center which is adjacent to the Tenant's existing space or on the side of the Center facing Sigmon Road, the Tenant will be given a Right of First Refusal to lease the space. If the Tenant and Landlord are able to reach a mutually satisfactory agreement, the Tenant will be permitted to terminate its Lease at the existing location and relocate within the Center provided that the Tenant is/was not in default of any lease obligations during the initial term or any subsequent renewal option periods thereof.

     Except as hereby amended, all other terms and conditions of the original Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease Renewal Agreement to be duly executed this the day and year first above written.


                           LANDLORD: Atlantic Income Properties, L.P., A Limited Partnership
WITNESS:                                              By: ISC Realty Corporation

/s/                           BY:  /s/ Chris Boone
--------------------------        ----------------------------------------------
                                  Chris Boone, Pres.,
                                  Real Estate Finance

WITNESS:                 TENANT: American General Finance

/s/ Rebecca D. Cobb
--------------------------    BY:  /s/ Jerry E. Ridenhour
Rebecca D. Cobb                   ----------------------------------------------
                                   Jerry E. Ridenhour, Vice President

                              PRINT NAME:
                                         ---------------------------------------

STATE OF NORTH CAROLINA

COUNTY OF LINCOLN


                            LEASE RENEWAL AGREEMENT

     THIS LEASE RENEWAL AGREEMENT is made and entered into this 8th day of SEPTEMBER, 1997, by and between ATLANTIC INCOME PROPERTIES, L.P. ("Landlord"), and DAVID L. PETTYJOHN D/B/A LINCOLN DRY CLEANER ("Tenant"). The Lease Premises are a part of LINCOLN Center, located in the City of LINCOLNTON, County of LINCOLNTON, State of NORTH CAROLINA.


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated AUGUST 27, 1989, and

     WHEREAS, the parties hereto desire to amend and modify the Lease as hereinafter set forth:

     NOW THEREFORE, by mutual agreement of the parties and in consideration of the premises and obligations hereinafter set forth, said Lease is hereby amended and modified as follows:

     Landlord and Tenant agree to renew/extend the term of said Lease for a period of three years and zero months, from April 1, 1998 to March 31, 2001.

     Base Rent during this period shall follow the schedule below;

     Year 1: $1,183.33 monthly;         $14,200 annually;
     Year 2: $1,242.50 monthly;         $14,910 annually;
     Year 3: $1,301.66 monthly;         $15,620 annually;

     The pro rata share of Tenant's triple net charges have been estimated as follows:

Common Area Maintenance:       $61.53 monthly;         $738.40  annually
Real Estate Taxes:             $79.28 monthly;         $951.40  annually
Insurance:                     $ 7.10 monthly;         $ 85.20  annually


     Tenant will continue to provide Landlord with a copy of the Monthly Uniform Waste Manifest throughout this Lease Renewal Agreement.

     Except as hereby amended, all other terms and conditions of the original Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease Renewal Agreement to be duly executed this the day and year first above written.


                           LANDLORD: Atlantic Income Properties, L.P., A Limited Partnership
WITNESS:                                By: ISC Realty Corporation, Gen. Partner

/s/                           BY: /s/ J. Christopher Boone
------------------------          ----------------------------------------------
                                   J. Christopher Boone

                              ITS: President
                                  ----------------------------------------------


WITNESS:                 TENANT: David L. Pettyjohn d/b/a Lincoln Dry Cleaners


/s/ Cynthia M. Pettyjohn      BY: /s/ David L. Pettyjohn
------------------------          ----------------------------------------------

                              PRINT NAME: David L. Pettyjohn
                                         ---------------------------------------

STATE OF VIRGINIA

COUNTY OF ROANOKE


                            LEASE RENEWAL AGREEMENT

     THIS LEASE RENEWAL AGREEMENT is made and entered into this 6th day of JANUARY, 1998, by and between ATLANTIC INCOME PROPERTIES, L.P. ("Landlord"), and TURNER DRUG COMPANY, INC. D/B/A WOOD HARDWARE ("Tenant"). The Lease Premises are a part of SOUTHWEST PLAZA Shopping Center, located in the City of ROANOKE, County of Roanoke, State of VIRGINIA


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated MARCH 1, 1987, and

     WHEREAS, the parties hereto desire to amend and modify the Lease as hereinafter set forth:

     NOW THEREFORE, by mutual agreement of the parties and in consideration of the premises and obligations hereinafter set forth, said Lease is hereby amended and modified as follows:

     Landlord and Tenant agree to renew/extend the term of said Lease for a period of FIVE (5) years and NO (0) months, from JULY 1, 1998 to APRIL 30, 2003.

     Base Rent during this period shall follow the schedule below:

     Year 1: $4,642.00 monthly;         $55,703.95 annually;
     Year 2: $4,642.00 monthly;         $55,703.95 annually;
     Year 3: $4,642.00 monthly;         $55,703.95 annually;
     Year 4: $4,642.00 monthly;         $55,703.95 annually;
     Year 5: $4,642.00 monthly;         $55,703.95 annually;

     The pro rata share of Tenant's triple net charges have been estimated as follow:

Common Area Maintenance:      $519.97 monthly;         $6,239.75 annually
Real Estate Taxes:            $595.61 monthly;         $7,147.35 annually
Insurance:                    $104.00 monthly;         $1,248.00 annually


     Except as hereby amended, all other terms and conditions of the original Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease Renewal Agreement to be duly executed this the day and year first above written.


                           LANDLORD: ATLANTIC INCOME PROPERTIES, L.P.
WITNESS:

/s/                           BY:  /s/ Chris Boone
------------------------          ----------------------------------------------

                              ITS:  President, ISC Realty Corp GP
                                   ---------------------------------------------


WITNESS:                 TENANT: TURNER DRUG COMPANY, INC.


/s/ Lisa A. Teagell           BY: /s/ William L. Wood  Pres.
------------------------          ----------------------------------------------

                              PRINT NAME: William L. Wood
                                         ---------------------------------------

STATE OF VIRGINIA

CITY OF ROANOKE


                            LEASE RENEWAL AGREEMENT

     THIS LEASE RENEWAL AGREEMENT is made and entered into this 4th day of NOVEMBER, 1997, by and between ATLANTIC INCOME PROPERTIES, L.P. ("Landlord"), and K.B.K. ENTERPRISES OF ROANOKE, INC., D/B/A FAMOUS ANTHONY'S ("Tenant"). The Lease Premises are a part of SOUTHWEST PLAZA SHOPPING Center, located in the City of ROANOKE, State of VIRGINIA


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated JULY 22, 1992, and

     WHEREAS, the parties hereto desire to amend and modify the Lease as hereinafter set forth:

     NOW THEREFORE, by mutual agreement of the parties and in consideration of the premises and obligations hereinafter set forth, said Lease is hereby amended and modified as follows:

     Landlord and Tenant agree to renew/extend the term of said Lease for a period of FIVE (5) years and NO (0) months, from MAY 1, 1998 to APRIL 30, 2003.

     Base Rent during this period shall follow the schedule below:

     Year 1: $2,576.08 monthly;         $30,913.00 annually;
     Year 2: $2,711.67 monthly;         $32,540.00 annually;
     Year 3: $2,847.25 monthly;         $34,167.00 annually;
     Year 4: $2,847.25 monthly;         $34,167.00 annually;
     Year 5: $2,847.25 monthly;         $34,167.00 annually;

     The pro rata share of Tenant's triple net charges have been estimated as follows:

Common Area Maintenance:      $149.14 monthly;         $1,789.70 annually
Real Estate Taxes:            $170.83 monthly;         $2,050.02 annually
Insurance:                    $ 29.83 monthly;         $  357.94 annually


     Except as hereby amended, all other terms and conditions of the original Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease Renewal Agreement to be duly executed this the day and year first above written.


                           LANDLORD: Atlantic Income Properties, L.P., A Limited
                              Partnership
WITNESS:                      By: ISC Realty Corporation

/s/                           BY:  /s/ J. Christopher Boone
------------------------          ----------------------------------------------

                              PRINT NAME: J. Christopher Boone
                                         ---------------------------------------


WITNESS:                 TENANT: K.B.K. Enterprises of Roanoke, Inc.
                                 d/b/a Famous Anthony's


/s/                           BY:  /s/ Harold H. Clark
------------------------          ----------------------------------------------

                              PRINT NAME: Harold H. Clark
                                         ---------------------------------------

STATE OF VIRGINIA

CITY OF ROANOKE


                            LEASE RENEWAL AGREEMENT

     THIS LEASE RENEWAL AGREEMENT is made and entered into this 4th day of NOVEMBER, 1997, by and between ATLANTIC INCOME PROPERTIES, L.P., A LIMITED PARTNERSHIP ("Landlord"), and ZONG LE. TONG and YU HUA ZHU D/B/A CHINA GARDEN RESTAURANT ("Tenant"). The Lease Premises are a part of SOUTHWEST PLAZA SHOPPING Center, located in the City of ROANOKE, County of ROANOKE, State of VIRGINIA


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated OCTOBER 31, 1998, and

     WHEREAS, the parties hereto desire to amend and modify the Lease as hereinafter set forth:

     NOW THEREFORE, by mutual agreement of the parties and in consideration of the premises and obligations hereinafter set forth, said Lease is hereby amended and modified as follows:

     Landlord and Tenant agree to renew/extend the term of said Lease for a period of FIVE (5) years and NO (0) months, from MAY 1, 1998 to APRIL 30, 2003.

     Base Rent during this period shall follow the schedule below;

     Year 1: $2,550.00 monthly;         $30,600.00 annually;
     Year 2: $2,655.00 monthly;         $31,860.00 annually;
     Year 3: $2,760.00 monthly;         $33,120.00 annually;
     Year 4: $2,865.00 monthly;         $34,380.00 annually;
     Year 5: $2,970.00 monthly;         $35,640.00 annually;

     The pro rata share of Tenant's triple net charges have been estimated as follows:

Common Area Maintenance:      $300.00 monthly;         $3,600.00 annually
Real Estate Taxes:            $189.00 monthly;         $2,268.00 annually
Insurance:                    $ 33.00 monthly;         $  396.00 annually

     If Tenant shall receive a "B" sanitation grade by the local health department, Tenant shall endeavor to correct any deficiencies noted by that department in order to receive an "A" grade.

     If at any time Tenant receive a "C" sanitation grade and said grade shall not be raised to a "B" within sixty (60) days, Landlord may, at its sole discretion, terminate this lease upon thirty (30) days' written notice.

     Landlord agrees to not lease to another Chinese restaurant during Tenant's initial lease term. However, this agreement will be null and void if at any time Tenant is in default of the Lease Agreement.

     Upon submission by Tenant of an Assignment or Sublease for consideration by Landlord and Landlord's signature, Tenant shall simultaneously deliver to Landlord the monetary sum of Five Hundred Dollars ($500.00) which shall be an administrative charge for Landlord's review, investigation and consideration of Tenant's request for assignment or subleasing. Such sum shall be refundable if Landlord does not consent to such assignment or subleasing.

     Except as hereby amended, all other terms and conditions of the original Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease Renewal Agreement to be duly executed this the day and year first above written.


                           LANDLORD: Atlantic Income Properties, L.P., A Limited
                              Partnership
WITNESS:                      By: ISC Realty Corporation

/s/                           BY:  /s/ J. Christopher Boone
------------------------          ----------------------------------------------

                              PRINT NAME:  J. Christopher Boone
                                         ---------------------------------------


WITNESS:                 TENANT: Zong Le Tong d/b/a China Garden Restaurant


/s/ Donna Q. Garden           BY:  /s/ Zong Le Tong
------------------------          ----------------------------------------------
      Notary Public
 My Commission Expires
     August 31, 1999          PRINT NAME: Zong Le Tong
                                         ---------------------------------------

                                  EXHIBIT "D"

                             List of Major Tenants

1.   Lincoln Center:

     A. Cato;

     B. Revco;

     C. Bi-Lo;

     D. Shoe Show;

2.   Sangaree Plaza:

     A. Bi-Lo; and

     B. Revco.

3.   Southwest Plaza:

     A. Harris-Teeter;

     B. Revco;

     C. Firestone Tire; and

     D. Wood Hardware.

                                   EXHIBIT "E"

                            Form of Estoppel Letter

Edens & Avant Properties Limited Partnership
Suite 900
1901 Main Street
Columbia, South Carolina 29201

RE: Lease between ____________ as Landlord ("Landlord") (or its predecessor in interest) and _____________ as Tenant ("Tenant"), which was executed ___________, with respect to ___________ (the "Premises") (the "Lease")

Gentlemen:

Tenant understands that Landlord intends to sell the property which is the subject of the Lease to Edens & Avant Properties Limited Partnership ("E&A") or its assignee and in connection with such sale Tenant hereby certifies as follows:

1. A complete and accurate copy of the Lease, as amended and/or assigned or subjected to any sublease referenced above, is attached hereto as Exhibit "A" and there are no other agreements or commitments between Tenant and Landlord relating to the Premises other than as expressly set forth in the attached Exhibit "A".

2.   The demised premises contains ___________ net rentable square feet.

3.   The Lease Commencement Date was __________________.

4.   The Lease Termination Date is ____________________.

5.   The Lease is in full force and effect.

6. Tenant has accepted possession of the Premises, which have been completed in accordance with the requirements of the Lease.

7. There is no free rent or other rent concessions and no offsets or credits against rentals or other monetary obligations under the Lease; there are no outstanding claims or defenses to enforcement of the Lease; and all of Landlord's obligations of an inducement nature have been fulfilled.

8.   Tenant has the following option(s) to renew or extend the Lease term:

9. Tenant has the following option(s) to terminate the Lease prior to the Termination Date:

10.  Tenant has the following option(s) to acquire the Property: St;

11. Tenant has the following option(s) for first right of refusal or first right of offer on additional space.

12. The monthly base rental is $________ ($________ /psf annually), and rent has been paid through the date of _________, 1997 and not prepaid thereafter. Scheduled increases in base rental are as follows: _________. The base year for calculating operating expenses under the Lease is __________, and the base year expense amount is $_____ per square foot per annum. The base tax year is 199_ and the base tax amount is $_______.

13. No breaches or defaults exist under the Lease by Tenant or, to the best of Tenant's knowledge, by Landlord, and no event has occurred which, after the passage of time or the giving of notice, would constitute a breach or default under the Lease or give Tenant any offset right or claims under the Lease.

14.  There are no commissions due and payable with regard to the Lease except:

15. There are not leasing commission agreements between Tenant and any representative, except:

16. Tenant has paid a security deposit in the amount of $_________ pursuant to the Lease. [If none, so indicate]

17. The person executing this certification is duly authorized to execute the same on behalf of Tenant, and this certificate is and shall be binding on the Tenant, its successors and assigns.

Tenant acknowledges that E&A or its assignee will rely on the statements contained herein in purchasing the property which is the subject of the Lease. This certification is for the benefit of E&A and its successors and assigns and any lender of E&A or its successors or assigns.

                                        TENANT:


Date: ________________                  By: ______________________________
                                        Print Name: ______________________
                                        Title: ___________________________

                                   EXHIBIT "F"

                                Escrow Conditions

     1. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, including, without limitation, (i) any action taken or omitted upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this agreement; or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this agreement. Escrow Agent may rely upon any instrument, pursuant to clause (ii) in the preceding sentence, as being duly executed, valid, and effective, and as containing accurate information and genuine signatures.

     2. Notwithstanding anything in this agreement to the contrary, in the event of a dispute between Seller and Purchaser arising prior to or at the time of the delivery or other disposition of the Earnest Money by Escrow Agent pursuant hereto, which dispute shall be sufficient, in the sole discretion of Escrow Agent, to justify its doing so, Escrow Agent shall be entitled to tender the Earnest Money into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties and liabilities under this agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. Escrow Agent's determination of whether a dispute exists between Seller and Purchaser shall be binding and conclusive upon all parties hereto, notwithstanding any contention that no dispute exists. All costs and expenses incurred by Escrow Agent in taking any action pursuant to this paragraph shall be covered by and paid pursuant to the indemnification of Escrow Agent contained in the following paragraph.

     3. Purchaser and Seller shall, and do hereby, jointly and severally indemnify, defend, and hold Escrow Agent harmless from, against, and in respect of: (i ) any and all demands, judgments, expenses, costs, losses, injuries, or claims of any kind whatsoever whether existing on the date hereof or hereafter arising, incurred by Escrow Agent by reason of, from, or in connection with this agreement or any action taken or not taken by Escrow Agent under or in connection with this agreement unless such act or failure to act constituted gross negligence or willful misconduct on the part of Escrow Agent; and (ii) any and all counsel fees, expenses, disbursements of counsel, amounts of judgments, demands, assessments, costs, fines, or penalties, and amounts paid in compromise or settlement, incurred or sustained by Escrow Agent by reason of, in connection with, or as a result of any claim, demand, action, suit, investigation, or proceeding (or any appeal thereof or relating thereto or other review thereof) incident to the matters covered by the immediately preceding clause (i).

     4. If Escrow Agent shall notify Seller and Purchaser of its desire to be relieved of any further duties and liabilities hereunder, then Escrow Agent shall deliver the Earnest Money to a successor escrow agent designated by Seller and Purchaser. If Seller and Purchaser shall fail to agree upon and designate a successor escrow agent within ten ( 10) days after having been requested by Escrow Agent to do so, then Escrow Agent shall in its discretion designate the successor escrow agent. The successor escrow agent designated by Seller and Purchaser or by Escrow Agent, as the case may be, shall be a bank or trust company having trust powers in good standing and located in Columbia, South Carolina, and shall agree to be bound by all the terms and conditions of this agreement. Immediately upon agreement by the successor escrow agent to be bound by all the terms and conditions of this agreement, the original Escrow Agent shall be relieved of any and all duties and liabilities under or in connection with this agreement; provided, however, that no successor escrow agent shall assume any liability for the acts or omissions of its predecessor escrow agent(s) hereunder.

     5. The agency created in Escrow Agent hereby is coupled with an interest of Seller and Purchaser and shall be binding upon and enforceable against the respective heirs, successors, legal representatives and assigns of Seller and Purchaser. This escrow shall not be revoked or terminated by reason of the death, incompetency, dissolution, or liquidation of Seller or Purchaser, but shall continue to be binding upon and enforceable against the respective heirs, successors, legal representatives and assigns of Seller and Purchaser in the manner provided herein. In the event of the death, incompetency, dissolution, or liquidation of Seller or Purchaser, Escrow Agent may rely and act upon any notices permitted or required to be given hereunder from any person, firm, partnership, or corporation believed by Escrow Agent in good faith to be the heir, successor, legal representative or assign of such dissolved or liquidated party.

     6. The address for the receipt of notices and other communications by Escrow Agent hereunder is as follows:

                         First American Title Insurance Company
                         1331 Elmwood Avenue, Suite 202
                         Columbia, SC 29201
                         Attn: Charles E. Hedgepath, Esquire
                         Telecopy: (803) 765-1576